EXHBIT (B) (2)
As of May 28, 2004

JAC Acquisition Company, Inc.
c/o Symphony Suites
89 Headquarters Plaza
Morristown, New Jersey  07960
Attn:  Emanuel N. Logothetis

Joule Inc.
1245 Route 1 South
Edison, New Jersey  08837
Attn: Emanuel N. Logothetis

Dear Mr. Logothetis:

     Reference is made to a commitment letter dated March 22, 2004 ("Commitment Letter") issued by FCC to, and accepted by, the parties thereto concerning financing to be made available to certain of the Joule Inc. subsidiaries as more particularly set forth in the Commitment Letter.

     In accordance with our understanding and agreement, please be advised that the expiration date of the Commitment Letter is hereby extended to August 31, 2004. All of the remaining terms and conditions of the Commitment Letter shall remain in full force and effect (except for additional legal fees and costs incurred by FCC therewith). Please acknowledge your understanding and agreement to the terms hereof by signing where indicated below.

                                       Very truly yours,

                                       FLEET CAPITAL CORPORATION

                                       By: /s/Laura Eichhorn
                                           -------------------------------------
                                           Laura Eichhorn,Vice President
AGREED AND ACCEPTED:

JAC ACQUISITION COMPANY, INC.

By: /s/ Emanuel N. Logothetis
    -----------------------------------

JOULE STAFFING SERVICES, INC.,

By: /s/John G. Wellman, Jr.
    -----------------------------------

JOULE TECHNICAL STAFFING, INC.,

By: /s/John G. Wellman, Jr.
    -----------------------------------

JOULE TECHNICAL SERVICES, INC.,

By: /s/John G. Wellman, Jr.
    -----------------------------------

JOULE TRANSPORTATION, INC.

By: /s/John G. Wellman, Jr.
    -----------------------------------

JOULE CORPORATE SERVICES, INC.

By: /s/John G. Wellman, Jr.
    -----------------------------------

JOULE INC.

By: /s/John G. Wellman, Jr.
    -----------------------------------

                                       -2-